UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2025

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On January 8, 2025, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), issued a press release providing company updates in advance of its participation in the 14th Annual LifeSci Partners Corporate Access Event taking place in San Francisco, California from January 13 to 15, 2025, during the week of the annual J.P. Morgan Healthcare Conference (the “Release”). In the Release, the Company announced that it estimates its cash, cash equivalents, and marketable securities were $107.6 million as of December 31, 2024. The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s estimate of its cash, cash equivalents, and marketable securities as of December 31, 2024 is a preliminary estimate based on information available as of the date of this Current Report on Form 8-K, and its actual cash, cash equivalents, and marketable securities may be different from this preliminary estimate. In addition, the Company’s independent registered public accounting firm has not audited or reviewed this preliminary estimate.

The information provided under Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

The company updates in the Release include:

Phase 2a RIVER Trial

The last patient completed their final visit in the Company’s Phase 2a RIVER trial in refractory chronic cough, which was designed to enroll approximately 60 patients, at the beginning of January 2025. Topline results for the trial continue to be expected in the first quarter of 2025.

Phase 2b CORAL Trial

The positive outcome for the sample size re-estimation analysis for the Company’s Phase 2b CORAL trial in idiopathic pulmonary fibrosis patients with chronic cough was announced in December 2024, reaffirming the original sample size for the trial (N=160). The trial is now approximately 80% enrolled and topline results continue to be expected in the first half of 2025.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s business plans and objectives, including future plans or expectations for Haduvio and plans and timing with respect to clinical trials and clinical data, and statements regarding the Company’s expected cash runway and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties regarding the success, cost and timing of the Company’s product candidate development activities and ongoing and planned clinical trials; the risk that positive data from a clinical trial may not necessarily be predictive of the results of later clinical trials in the same or a different indication; uncertainties regarding the Company’s ability to execute on its strategy; uncertainties with respect to regulatory authorities’ views as to the data from the Company’s clinical trials and next steps in the development path for Haduvio in the United States and foreign countries; uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results, including the Company’s ability to fund future operations, including clinical trials, as well as other risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on January 8, 2025*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The exhibit shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: January 8, 2025	By:	/s/ Lisa Delfini
Name: Lisa Delfini
Title: Chief Financial Officer